Exhibit 99.1

EGPI/Firecreek, Inc. Completes $2,000,000 Project Financing

(Proceeds To Be Used For the Acquisition of Income Producing Oil and Gas Properties)

SCOTTSDALE, Ariz. -- EGPI Firecreek, Inc. June 19, 2007 (OTCBB:EFCR) announced today that it has received a $2,000,000 7-year interest only debenture.   The proceeds from this financing are available to the Company for use in pursuing its current plans to increase revenue and cash flows for 2007 by negotiating the acquisition of several potential US based oil and gas properties that have proven reserves and are capable of producing revenue streams.

The Company is now currently reviewing several potential leases, interests and opportunities at this time, which are located throughout the U.S. and its surrounding regions. Once the Company pinpoints an acquisition target, the project will still be subject to many things, including a thorough due diligence process, before any transaction can be finalized.

Dennis Alexander, Chairman and CFO, stated, “This interest only debenture financing is the first of many steps the Company has taken in order to help ensure our abilities to find and acquire undervalued Oil and Gas lease properties that have proved reserves and to bring additional revenue streams into the Company. Additionally, we feel confident that this financing will give us the ability to take a more aggressive posture in completing projects which we have already identified.”

Ukraine Project Developments

As previously announced on March 13, 2007, the Company entered into a Memorandum of Understanding with Star Energy Corporation regarding certain projects in the Ukraine. The transaction reported is subject to certain conditions and the execution of a definitive agreement which is subject to various approvals.

The Company reports that good progress has been made to date since last reporting. The Company extended additional time to Star Energy in order to assist in concluding the implementation of securing the oil and gas assets of the reported projects. Further time will assist the delivery of Ryder Scott third party engineering reports to Star Energy as well as other elements and ongoing detail requirements involved in the transaction. The Company expects to complete a Definitive Agreement with Star by the third quarter of this year.

About EGPI Firecreek, Inc.

EGPI/Firecreek Inc. through its Firecreek unit is focused on oil production with an emphasis on acquiring existing oil fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories on an international basis. Other companies in the oil sector include, Pantina Oil and Gas Inc. (POG), Frontier Oil Inc. (FTO) and Cabot Oil & Gas Inc. (COG).

FOR MORE INFORMATION ON EGPI/FIRECREEK, INC. CONTACT:

EGPI/Firecreek Public Relations and Shareholder Information

Joe Vazquez

(817) 886-3297 or email a request at info@egpifirecreek.net

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EPGI Firecreek Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek, Inc.’s filings with the Securities and Exchange Commission.